Exhibit 10.14

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (this “Agreement”) is entered into as of December 16, 2020, by and between Relx Inc., a company incorporated under the laws of the Cayman Islands (“Relx Inc.”), on behalf of itself and other members of the Relx Inc. Group (as defined below), and RLX Technology Inc., a company incorporated under the laws of the Cayman Islands (“RLXT”), on behalf of itself and other members of the RLXT Group (as defined below), (each of Relx Inc. and RLXT a “Party” and, together, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, RLXT is Controlled by Relx Inc.;

WHEREAS, the Parties currently contemplate that RLXT will make an initial public offering (the “IPO”) pursuant to a Registration Statement on Form F-1 (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement”);

WHEREAS, each Party is willing to enter into this Agreement and grant the licenses contemplated herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements, covenants and provisions contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1                                    For purposes of this Agreement, the following words and phrases will have the following meanings:

“Affiliate” of any Person means a Person that Controls, is Controlled by, or is under common Control with such Person; provided that, under this Agreement, “Affiliate” of any member of the Relx Inc. Group excludes members of the RLXT Group, and “Affiliate” of any member of the RLXT Group excludes members of the Relx Inc. Group.

“Control” means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise; the terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Control Ending Date” means the first date upon which Relx Inc. no longer Controls RLXT or ceases to be under common Control with RLXT.

“Governmental Authority” means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator.

“Improvement” means any improvement, modification, translation, update, upgrade, new version, enhancement or other derivative work.

“Intellectual Property” means any and all tangible and intangible intellectual property and similar proprietary rights in any jurisdiction of the world, including all (i) inventions, patents and patent applications; (ii) trademarks, service marks, trade names, trade dress, service names, brand names, Internet domain names, logos, designs, symbols, social media accounts and identifiers and other source indicators, together with the goodwill associated therewith; (iii) copyrights, works of authorship, mask work rights, Software, websites; (iv) registrations and applications for registration of any of the foregoing in (i) — (iii); (v) trade secrets, know-how and proprietary or confidential information; and (vi) all other intellectual property rights (of every kind and nature however designated, including data rights, database rights, privacy rights, publicity rights and other intangible rights) whether arising by operation of law, treaty, contract, license, or otherwise.

“Non-Competition Agreement” means the non-competition agreement by and between Relx Inc. and RLXT dated as of the same date hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof.

“Relx Inc. Field of Use” means all current and future products, activities and services related to the operation of the THR Product Business for sales and distribution outside China by the Relx Inc. Group, in all current and future forms, and any natural evolutions or extensions thereof.

“Relx Inc. Group” means Relx Inc. and its Subsidiaries and VIEs, other than the RLXT Group.

“Relx Inc. Owned Intellectual Property” means any and all Intellectual Property owned by Relx Inc. or any other member of the Relx Inc. Group.

“RLXT Field of Use” means all current and future products, activities and services related to the operation of the THR Product Business for sales and distribution in China by the RLXT Group, in all current and future forms, and any natural evolutions or extensions thereof.

“RLXT Group” means RLXT and its Subsidiaries and VIEs.

“RLXT Owned Intellectual Property” means any and all Intellectual Property owned by RLXT or any other member of the RLXT Group.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means any and all computer programs, firmware, middleware, systems, applications, specifications, databases, APIs, web widgets, code and software (in object code and source code), and embedded versions thereof, including all software implementations of algorithms, models and methodologies, any and all development and design tools, applets, compilers and assemblers (whether in object code or source code), and all files, media, documentation and all other embodiments thereof.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person directly or indirectly Controls.

“Term” has the meaning set forth in Article 6 of this Agreement.

“THR Product Business” means the technology and product development, supply chain management, manufacturing, distribution and sales of tobacco harm reduction products, including but not limited to smokeless tobacco, snus, electronic cigarettes and head-not-burn products.

“VIE” of any Person means any entity that is Controlled by such Person and is deemed to be a variable interest entity consolidated with such Person for purposes of generally accepted accounting principles in the United States as in effect from time to time.

ARTICLE 2

GRANT AND SCOPE OF LICENSE

Section 2.1                                    Subject to the terms and conditions herein, Relx Inc., on behalf of itself and other members of the Relx Inc. Group, hereby grants to RLXT and other members of the RLXT Group a worldwide (other than, with respect to any applicable Relx Inc. Owned Intellectual Property, any jurisdiction in which neither Relx Inc. nor a member of the Relx Inc. Group has registered or otherwise common law rights (including through international treaties and conventions) to such Intellectual Property), fully paid-up (except as set forth below in Article 4), non-sublicensable (except as set forth below in Section 2.3), non-transferable (except as set forth below in Section 8.10), limited and non-exclusive license for a royalty as agreed by the Parties solely to use, reproduce, modify, prepare derivative works of, perform, display, or otherwise exploit within the RLXT Field of Use (i) the Relx Inc. Owned Intellectual Property that as of the date of this Agreement is used by any member of the RLXT Group, including without limitation the Intellectual Property set forth on Schedule A, and (ii) any Improvements to the foregoing (i) in accordance with Section 4.1 during the Term of this Agreement.

Section 2.2                                    Subject to the terms and conditions herein, RLXT, on behalf of itself and other members of the RLXT Group, hereby grants to Relx Inc. and other members of the Relx Inc. Group a worldwide (other than, with respect to any applicable RLXT Owned Intellectual Property, any jurisdiction in which neither RLXT nor a member of the RLXT Group has registered or otherwise common law rights (including through international treaties and conventions) to such Intellectual Property), fully paid-up (except as set forth below in Article 4), non-sublicensable (except as set forth below in Section 2.3), non-transferable (except as set forth below in Section 8.10), limited and non-exclusive license for a royalty as agreed by the Parties solely to use, reproduce, modify, prepare derivative works of, perform, display, or otherwise exploit within the Relx Inc. Field of Use (i) the RLXT Owned Intellectual Property that as of the date of this Agreement is used by any member of the Relx Inc. Group, including without limitation the Intellectual Property set forth on Schedule B, (ii) the RLXT Owned Intellectual Property that is or will be needed by any member of the Relx Inc. Group for the Relx Inc. Business, and (iii) any Improvements to the foregoing (i) and (ii) in accordance with Section 4.2, in each instance, during the Term of this Agreement.

Section 2.3                                    Each licensed Party hereunder may sublicense the licenses received herein solely (a) to its vendors, consultants, contractors, partners, suppliers, Subsidiaries or VIEs, solely in connection with their services provided to the Relx Inc. Group, on the one hand, or the RLXT Group, on the other hand, as the case may be; and (b) to its distributors and customers, solely in connection with the distribution, licensing, offering and sale of their current and future products related to each of their businesses, as applicable, but not for any independent or unrelated use of any such Person. Each licensed Party hereunder shall be liable to the other Party for any breaches of the terms of this Agreement by any of its sublicensees. Any sublicense granted by a licensed Party hereunder shall automatically terminate upon the termination or expiration of this Agreement.

Section 2.4                                    As between the Parties, the Relx Inc. Group retains sole and exclusive ownership of and all right, title and interest in and to the Relx Inc. Owned Intellectual Property, and does not convey any right, license or proprietary interest therein to RLXT Group other than the licenses granted, or as otherwise expressly specified, herein. All right, title and interest in and to the Relx Inc. Owned Intellectual Property not expressly granted herein are hereby reserved exclusively by the Relx Inc. Group. RLXT Group shall reasonably cooperate and provide reasonable assistance as may be necessary to verify the Relx Inc. Group’s ownership rights in accordance with the foregoing. As between the Parties, RLXT retains sole and exclusive ownership of and all right, title and interest in and to the RLXT Owned Intellectual Property, and does not convey any right, license or proprietary interest therein to the Relx Inc. Group other than the licenses granted, or as otherwise expressly specified, herein. All right, title and interest in and to the RLXT Owned Intellectual Property not expressly granted herein are hereby reserved exclusively by RLXT. The Relx Inc. Group shall reasonably cooperate and provide reasonable assistance as may be necessary to verify RLXT’s ownership rights in accordance with the foregoing.

Section 2.5                                    Each Party acknowledges and agrees that, except as set forth in Section 2.6, Article 4 and Article 5 hereof, neither Party has any obligations under this Agreement with respect to delivery, training, registration, maintenance, policing, support, notification of infringements or renewal with respect to any Intellectual Property licensed herein.

Section 2.6                                    As between the Parties, each Party shall have sole and exclusive discretion and control with respect to prosecuting, obtaining, maintaining, enforcing, renewing and protecting Intellectual Property, including any applications and registrations for any Intellectual Property, it owns and shall do so at its own costs and expenses during the Term of this Agreement, except as otherwise provided herein. Each Party shall notify the other Party promptly in writing in the event such Party becomes aware of any third-party infringement or threatened infringement of any Intellectual Property owned by the other Party or such Party’s Subsidiaries or VIEs.

Section 2.7                                    In order to preserve the inherent value of the RLXT Inc. Owned Intellectual Property, including “悦刻”“雾芯” “RELX,” “WUXIN”, and “YUEKE”(collectively, the “Key RLXT Owned Intellectual Property”), Relx Inc. shall ensure that the nature and quality of any products, activities, applications or services in connection with which any member of the Relx Inc. Group uses the RLXT Owned Intellectual Property shall continue to be at least equal to the nature and quality of the products, activities, applications or services offered by Relx Inc. prior to the date hereof. Relx Inc. agrees to use the RLXT Inc. Owned Intellectual Property only in accordance with such branding and style guidelines as used immediately prior to the date hereof or as otherwise may be reasonably established by RLXT in connection with its own business and communicated in writing to Relx Inc. from time to time or as may otherwise be agreed to by the Parties from time to time. In the event that RLXT reasonably determines that any use by any member of the Relx Inc. Group of the RLXT Owned Intellectual Property is in violation of this Section 2.7, Relx Inc. shall remedy such non-conforming use as soon as reasonably practicable and if, in the reasonable determination of RLXT, the use poses a threat to the validity or enforceability of the RLXT Owned Intellectual Property or harm to the RLXT’s business, or its reputation or goodwill, Relx Inc. shall, as soon as reasonably practicable following receipt of notice from RLXT, cease and desist all such non-conforming uses.

Section 2.8                                    All goodwill and improved reputation generated by any member of the Relx Inc. Group’s use of the RLXT Owned Intellectual Property shall inure solely to the benefit of RLXT. Relx Inc. shall not, without RLXT’s prior written consent, (a) use the RLXT Owned Intellectual Property in any manner that tarnishes, degrades, disparages or reflects adversely on RLXT, the RLXT’s business or its reputation, or which otherwise harms the value, reputation, or distinctiveness of the RLXT Owned Intellectual Property or the goodwill therein, (b) in any jurisdiction, file applications to register any Intellectual Property that consist of, in whole or in part, or are confusingly similar to, the RLXT Owned Intellectual Property, including, for the avoidance of doubt, the Key Relx Inc. Owned Intellectual Property, (c) contest, challenge or otherwise make any claim or take any action adverse to RLXT’s ownership of or interest in the RLXT Owned Intellectual Property, (d) register any domain names, trademarks or trade names that consist of, in whole or in part, or are confusingly similar to RLXT Owned Intellectual Property, (e) use, associate or link, in any manner, RLXT Owned Intellectual Property in connection with any illegal materials, pornographic, obscene or sexually explicit materials, materials of a violent nature, or politically sensitive materials, or (f) create or develop any new products or services within the Relx Inc. Field of Use after the date hereof whose name derives from, is confusingly similar to or otherwise would constitute infringement of the RLXT Owned Intellectual Property.

Section 2.9                                    Each Party hereby represents and warrants that it and its Subsidiaries and VIEs have all necessary and lawful rights to grant the licenses and rights granted herein by such Party.

Section 2.10                             The rights granted to each Party in this Article 2 are without prejudice to the non-compete obligations of such Party contained in the Non-Competition Agreement.

ARTICLE 3

MAINTENANCE AND SUPPORT

During the Term of this Agreement, upon a Party’s request, the other Party shall provide or cause to be provided to the requesting Party and its Subsidiaries and VIEs all support services reasonably requested in connection with the Intellectual Property licensed under Article 2. Such maintenance and support services shall be provided pursuant to the service levels consistent with past practice, and may be charged at reasonably allocated costs on fair and reasonable terms to be mutually agreed upon by the Parties.

ARTICLE 4

IMPROVEMENTS; DELIVERY

Section 4.1                                    If any member of the Relx Inc. Group or the RLXT Group creates or develops any Improvements to the Relx Inc. Owned Intellectual Property during the Term of this Agreement, such Improvements shall be deemed a part of the Relx Inc. Owned Intellectual Property for the purposes of this Agreement and licensed to the RLXT Group pursuant to the license granted in Section 2.1.

Section 4.2                                    If any member of the RLXT Group or the Relx Inc. Group creates or develops any Improvements to the RLXT Owned Intellectual Property during the Term of this Agreement, such Improvements shall be deemed a part of the RLXT Owned Intellectual Property for the purposes of this Agreement and licensed to the Relx Inc. Group pursuant to the license granted in Section 2.2.

ARTICLE 5

TERM AND TERMINATION

Section 5.1                                    This Agreement shall come into effect on the closing date of the IPO, on which the delivery of and payment for the securities offered by RLXT in connection with the IPO (excluding securities offered by RLXT upon underwriter(s)’ exercise of over-allotment  option(s)) take place. Unless this Agreement is terminated pursuant to the express provisions of this Agreement or as agreed by the Parties in writing, the valid term of this Agreement shall end on the earlier of (i) ten (10) years of the effectiveness of this Agreement, or (ii) five (5) years after the Control Ending Date with respect to the remaining Articles of this Agreement (the “Term”). At least one (1) month prior to the expiration of the Term set forth above, the Parties shall consult each other on the extension of the Term, which may be mutually agreed to by the Parties in writing.

Section 5.2                                    Each Party shall have the right to terminate this Agreement in whole or in part if the other Party materially fails to comply with this Agreement, provided such default has not been cured within thirty (30) calendar days after written notice of such default to such Party (such thirty (30) calendar days remediation period will be available only when such breach is curable).

Section 5.3                                    Upon termination of this Agreement, in whole or in part, each Party shall promptly return to the other Party or destroy all materials relating to the terminated portion which comprise any Intellectual Property or confidential or proprietary information of the other Party, including all copies, translations and conversions thereof and shall make no further use thereof. Each Party shall certify to the other Party in writing that it has complied with the provisions of this Section 5.3.

Section 5.4                                    The obligations of the Parties in Article 5, Article 6, Article 7 and Article 8 shall survive termination of this Agreement. Nothing contained herein shall limit any other remedies that a Party may have for the default of the other Party under this Agreement nor relieve the other Party of any of its obligations incurred prior to such termination.

ARTICLE 6

DISCLAIMER

THE INTELLECTUAL PROPERTY, INCLUDING DATA, LICENSED BY EACH PARTY HEREUNDER IS PROVIDED “AS IS.” NEITHER PARTY PROVIDES ANY WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO ANY SUCH INTELLECTUAL PROPERTY, AND THE PARTIES SPECIFICALLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES THAT MAY BE OTHERWISE IMPLIED FROM ANY COURSE OF DEALING OR COURSE OF PERFORMANCE OR USAGE.

ARTICLE 7

LIMITATION OF LIABILITY

EXCEPT FOR ANY BREACH OF ARTICLE 2 OF THIS AGREEMENT, IN NO EVENT SHALL RELX INC. OR ANY OTHER MEMBER OF THE RELX INC. GROUP OR RLXT OR ANY OTHER MEMBER OF THE RLXT GROUP BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATED COMPANIES FOR ANY LOST PROFITS OR CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUBJECT TO THE FOREGOING, NOTHING IN THIS AGREEMENT LIMITS A PARTY’S RIGHT TO SEEK REMEDIES THAT SUCH PARTY IS ENTITLED TO FOR ANY BREACH OF THIS AGREEMENT, WHETHER AT LAW OR IN EQUITY, INCLUDING WITHOUT LIMITATION THE RIGHT TO TERMINATE THIS AGREEMENT IN THE EVENT THAT THE OTHER PARTY MATERIALLY BREACHES THIS AGREEMENT.

ARTICLE 8

MISCELLANEOUS

Section 8.1                                    If required under applicable law, including PRC law, each Party shall record this Agreement at the applicable trademark and patent office, including, if required, the Trademark Office of China and at the Patent Bureau of China, within three (3) months after the effectiveness of this Agreement. The Parties agree to work together in good faith to amend this Agreement pursuant to Section 8.2 or enter into one or more additional intellectual property license agreements subordinate to this Agreement solely as necessary in order to obtain such recordation. In the event of any conflict or inconsistency between any provision of such additional intellectual property license agreement and the provisions set forth in this Agreement, the provisions set forth in this Agreement shall control and govern.

Section 8.2                                    This Agreement (including Schedules) may not be amended except by an instrument in writing executed by a duly authorized representative of each Party.

Section 8.3                                    Notices, offers, requests or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the addresses set forth in Schedule C hereto, or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized courier; and upon receipt if mailed.

Section 8.4                                    This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

Section 8.5                                    The Parties hereto acknowledge and agree that the Parties hereto may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any Party hereto may not be adequately compensated by monetary damages alone and that the Parties hereto may not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any Party hereto may be entitled, at law or in equity (including monetary damages), such Party shall be entitled to enforce any provision of this Agreement (including Sections 2.1, 2.2 and 2.3) by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking.

Section 8.6                                    Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) calendar days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be conducted on a without prejudice basis, treated as Confidential Information, shall be exempt from discovery or production, and shall not be admissible in any subsequent proceeding between the Parties.

(a)                                 If the senior executives are unable to resolve the Dispute within sixty (60) calendar days from the Dispute Resolution Commencement Date, the exclusive means of continuing to pursue resolution of the the Dispute is to submit the Dispute to the boards of directors of Relx Inc. and RLXT. Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(b)                                 If the representatives of the two boards of directors are unable to resolve the Dispute within 120 calendar days from the Dispute Resolution Commencement Date, the exclusive means of pursuing final resolution of the Dispute is for any Party to commence an arbitration administered by the Hong Kong International Arbitration Centre under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the notice of arbitration is submitted. There shall be three (3) arbitrators selected pursuant to the HKIAC Rules. The presiding arbitrator shall be qualified to practice law in New York. The place and seat of arbitration shall be Hong Kong. The law of this arbitration clause shall be Hong Kong law. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Nothing contained herein shall preclude any Party from seeking provisional, interim or conservatory measures (including injunctive relief) from any court of competent jurisdiction.

Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 8.6 with respect to all matters not subject to such Dispute, controversy or claim.

Section 8.7                                    This Agreement, together with all the Schedules attached hereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to the subject matter hereof and thereof.

Section 8.8                                    If any term of this Agreement or the Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.9                                    No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.10                             No Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided, however, that each Party may assign this Agreement to an Affiliate. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.11                             The headings contained in this Agreement or in the Schedules attached hereto are for reference purposes only and shall not in any way limit or affect the meaning or interpretation of any of the terms in this Agreement.

Section 8.12                             This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means will be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto, each acting under due and proper authority, have executed this Agreement as of the day, month and year first above written.

Relx Inc.

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Chairperson

RLX Technology Inc.

By:	/s/ Long (David) Jiang
Name: Long (David) Jiang
Title: Director

[Signature Page to Intellectual Property License Agreement]